Exhibit 10.2

SECOND AMENDMENT
TO
TAX SHARING AGREEMENT

This SECOND AMENDMENT TO TAX SHARING AGREEMENT, dated as of March 29, 2019 (this “Amendment”), amends the Tax Sharing Agreement, dated as of July 7, 2014 (the “TSA”), by and among Weyerhaeuser Company, a Washington corporation (“Weyerhaeuser”), TRI Pointe Holdings, Inc. (f/k/a Weyerhaeuser Real Estate Company), a Washington corporation (“WRECO”), and TRI Pointe Homes, Inc., a Delaware corporation (“TRI Pointe”), as amended by the FIRST AMENDMENT TO TAX SHARING AGREEMENT, dated as of July 7, 2015, by and among Weyerhaeuser, WRECO, TRI Pointe and TRI Pointe Group, Inc., a Delaware corporation (“TRI Pointe Group”). Weyerhaeuser, TRI Pointe, WRECO and TRI Pointe Group are collectively referred to as the “Parties”. TRI Pointe, WRECO and TRI Pointe Group are collectively referred to as the “TRI Pointe Parties”. Capitalized terms used by not otherwise defined herein shall have the meanings ascribed to such terms in the TSA.
WHEREAS, Weyerhaeuser and the TRI Pointe Parties have resolved certain disputes relating to that certain Transaction Agreement, dated as of November 3, 2013, by and among Weyerhaeuser, TRI Pointe, WRECO and Topaz Acquisition, Inc., a Washington corporation; and

WHEREAS, in connection with the settlement of such disputes, the Parties have agreed (i) that, as of the date of this Amendment, the RMT Group has no existing obligation pursuant to Section 2.04 of the TSA or otherwise to make any payment to WNR in connection with any prior utilization by RMT Group of any Weyerhaeuser Tax Attribute; (ii) that, upon execution of this Amendment, the RMT Group will have no further obligation to make payment to WNR in connection with any potential utilization by the RMT Group of any Weyerhaeuser Tax Attribute; and (ii) in order to effect the foregoing, the Parties have agreed to execute this Amendment.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

1.        Amendments. With the intent of the Parties that this Amendment effects a transfer of all of the benefits, rights and obligations associated with the Weyerhaeuser Tax Attributes from Weyerhaeuser to the RMT Group, the Parties agree that, from and after the date hereof, the TSA shall be amended as follows:

a.	Section 1.01 of the TSA is hereby amended to remove in its entirety the definition of “Weyerhaeuser Tax Attribute”.

b.	Section 2.04(a) of the TSA is amended and restated in its entirely as follows:

SECTION 2.04. Entitlement to Certain Tax Attributes. (a) Notwithstanding anything to the contrary in this Agreement or in the Tax Allocation Agreement between WNR and WRECO, Weyerhaeuser and the Weyerhaeuser Subsidiaries shall be entitled to any Tax deduction or credit, as the case may be, of the WRECO Group (or any member thereof) relating to the exercise of compensatory stock options issued (in amounts consistent with past custom and practice) on or prior to December 31, 2013, with respect to Weyerhaeuser Common Shares (“Weyerhaeuser Tax Assets”). In the event that the RMT Group (or any member thereof) actually utilizes any of the Weyerhaeuser Tax Assets to reduce its Tax liability (determined by treating any of the Weyerhaeuser Tax Assets that is a deduction as the last item of deduction claimed on a Tax Return of the RMT Group), Parent shall make a payment to WNR in an amount equal to the overall net reduction in Tax liability realized as a result of utilizing the relevant Weyerhaeuser Tax Asset, taking into account the net effect of all federal, state and local Taxes. Any such payment shall be made within 30 days after the RMT Group (or any member thereof), as the case may be, realizes such reduction in Tax liability by way of a Refund or otherwise. To the extent any Weyerhaeuser Tax Assets are subsequently increased for any reason, Parent shall pay WNR for the benefit of any such increase in a manner consistent with this provision. To the extent that, following a Final Determination, the RMT Group (or any member thereof) is unable to utilize a Weyerhaeuser Tax Asset (or portion thereof) to reduce its Tax liability, then Weyerhaeuser shall cause WNR to repay to Parent any amount previously paid to WNR with respect to such Weyerhaeuser Tax Asset (or portion thereof), plus interest (at the rate determined under applicable Tax Law) from the date of payment to WNR through the date of WNR’s repayment.

c.	Section 2.05 of the TSA is amended and restated in its entirely as follows:

SECTION 2.05. Transfer of WRI and the Coyote Springs Excluded Assets. Notwithstanding anything to the contrary in this Agreement, Weyerhaeuser shall be responsible for any Transfer Taxes attributable to the transfer of WRI and the Coyote Springs Excluded Assets.

2.        No Existing Obligation by the RMT Group. The Parties hereby acknowledge and agree that, as of the date of this Amendment, the RMT Group has no existing obligation pursuant to Section 2.04 of the TSA or otherwise to make any payment to WNR in connection with any prior utilization by RMT Group of any Weyerhaeuser Tax Attribute.

3.        Consent to Amendment. In accordance with Section 7.07 of the TSA, this Amendment is set forth in writing and signed on behalf of each of the parties to the TSA. The Parties hereby each consent to this Amendment to the TSA.

4.        Effect of Amendment. Except as expressly set forth in Sections 1 and 2 above, the Parties hereby agree that the TSA shall continue in full force and effect without any other modification thereto, and the Parties shall continue to be bound thereby on the terms and conditions set forth therein, as modified by Sections 1 and 2 above.

5.        Counterparts. This Amendment may be executed in one or more counterparts, each of which shall be deemed an original and all of which shall, taken together, be considered one and the same Amendment, it being understood that the parties need not sign the same counterpart.

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IN WITNESS WHEREOF, the parties have caused this Amendment to be fully executed and delivered, all as of the date first set forth above.

WEYERHAEUSER COMPANY
By:	/s/ Kristy T. Harlan
Name:	Kristy T. Harlan
Title:	Senior Vice President, General Counsel and Corporate Secretary

TRI POINTE HOMES, INC.
By:	/s/ David C. Lee
Name:	David C. Lee
Title:	Vice President, General Counsel and Secretary

TRI POINTE HOLDINGS, INC.
By:	/s/ David C. Lee
Name:	David C. Lee
Title:	Vice President, General Counsel and Secretary

TRI POINTE GROUP, INC.
By:	/s/ David C. Lee
Name:	David C. Lee
Title:	Vice President, General Counsel and Secretary

[SIGNATURE PAGE TO SECOND AMENDMENT TO TAX SHARING AGREEMENT]